Exhibit 99.1

IMMEDIATE

Dana Incorporated Achieves

Record Annual Sales, Profit, and Margin

Full-Year Highlights

•	Record sales of $8.143 billion, an increase of $934 million or growth of 13 percent, compared with 2017

•	Net income attributable to Dana of $427 million; diluted EPS of $2.91

•	Record adjusted EBITDA of $957 million, an increase of $122 million, or growth of 15 percent

•	Record margin of 11.8 percent of sales, an expansion of 20 basis points

•	Record diluted adjusted EPS of $2.97, an improvement of 18 percent over 2017

•	Operating cash flow of $568 million

•	Cash dividends of $0.40 per share declared in 2018, a 67 percent increase over dividends declared in 2017

•	Adjusted free cash flow of $243 million, a 51 percent improvement over 2017

•	Second consecutive year of double-digit sales growth, adjusted EBITDA, and adjusted free cash flow growth

•	Company expects to achieve nearly $1 billion in sales growth for third consecutive year in 2019; strong sales backlog of $700 million through 2021

•	Acquisition of SME Group enhances electromobility capabilities

•	Company expects to complete acquisition of Oerlikon Drive Systems by March 1, 2019

MAUMEE, Ohio, USA, Feb. 15, 2019 – Dana Incorporated (NYSE: DAN) today announced strong financial results for 2018 and affirmed 2019 guidance.

“Dana achieved record annual sales, profit, and profit margin performance in 2018, and we increased adjusted free cash flow by more than 50 percent. At the same time, we organically and inorganically established complete e-Propulsion capability to support all our end markets,” said James Kamsickas, Dana president and chief executive officer. “Through the outstanding efforts and commitment of our associates and the support of our customers, we have achieved exceptional results and expect to continue this strong trajectory in 2019, including increasing sales by nearly one billion dollars for the third consecutive year.”

Fourth-quarter 2018 Financial Results

Sales for the fourth quarter of 2018 totaled $1.973 billion, compared with $1.837 billion in the same period of 2017, representing a 7 percent improvement. The increase was largely attributable to higher end-market demand in all business units, conversion of sales backlog, and favorable currency translation.

Dana reported net income of $100 million for the fourth quarter of 2018, compared with a net loss of $104 million in the same period of 2017. The increase was primarily due to a $186 million charge related to the enactment of U.S. tax reform in the fourth quarter 2017, and increased operating earnings associated with higher sales in the fourth quarter of 2018.

Reported diluted earnings per share were $0.69, compared with a loss of $0.74 in the fourth quarter of 2017.

Adjusted EBITDA for the fourth quarter of 2018 was $223 million, compared with $197 million for the same period last year. Profit in the fourth quarter of 2018 benefited from higher end-market demand, conversion of the sales backlog, and acquisition synergies, partially offset by higher commodity costs.

Diluted adjusted earnings per share were $0.71 in the fourth quarter of 2018, compared with $0.62 in the same period last year.

Operating cash flow in the fourth quarter of 2018 was $331 million, compared with $193 million in the same period of 2017. Adjusted free cash flow was $241 million, compared with $51 million in the fourth quarter of 2017, driven by higher earnings and lower capital spending, partially offset by higher working capital requirements to support new program launches in 2018.

Full-year 2018 Financial Results

Sales for 2018 were $8.143 billion, $934 million higher than 2017, primarily due to strong end-market demand, conversion of sales backlog, and to a lesser extent, acquisitions and recovery of material inflation.

Net income in 2018 was $427 million, compared with net income of $111 million in 2017, which included the fourth-quarter non-recurring tax item in 2017 referenced above.

Reported diluted earnings per share were $2.91, compared with $0.71 in 2017.

Adjusted EBITDA for 2018 was $957 million, or 11.8 percent of sales, 20 basis points higher than 2017. Stronger end-market demand more than offset the margin headwind attributable to the effects of higher raw material prices and the associated material recovery reflected in sales.

Diluted adjusted earnings per share for 2018 were $2.97, compared with $2.52 in 2017, an 18 percent increase, primarily reflecting higher year-over-year earnings improvement.

The company reported operating cash flow of $568 million in 2018, an improvement of $14 million compared with 2017. Adjusted free cash flow was $243 million, or 3 percent of sales, compared with $161 million, or 2 percent of sales in 2017. The improvement was driven by higher earnings and lower capital spending, partially offset by higher working capital requirements to support sales growth.

Company Affirms 2019 Full-year Financial Targets

The company affirmed guidance for Dana as currently consolidated, as well as guidance resulting from the completion of the acquisition of the Drive Systems segment of the Oerlikon Group (ODS), which is expected to close by March 1. Guidance ranges are:

•	Sales of $8.250 to $8.550 billion; or $8.950 to $9.350 billion including ODS;

•

Adjusted EBITDA of $995 million to $1.055 billion, an implied adjusted EBITDA margin of approximately 12.2 percent at the midpoint of the range; $1.085 billion to $1.165 billion including ODS, an implied adjusted EBITDA margin of approximately 12.3 percent at the midpoint of the range;

•	Diluted adjusted EPS[1] of $2.90 to $3.30; $2.95 to $3.45 including ODS;

•	Operating cash flow of approximately 6.5 percent of sales; 5.5 percent including ODS; and

•	Adjusted free cash flow of approximately 4.0 percent of sales; 3.0 percent including ODS.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

“Strong customer demand and delivery of our sales backlog, combined with our recent acquisitions, allowed us to achieve a record performance in 2018,” said Jonathan Collins, executive vice president and chief financial officer of Dana. “We have a positive outlook for 2019 due to stable end markets, our solid sales backlog, and accretive acquisitions, all of which we expect to provide us a third consecutive year of double-digit sales and profit growth.”

Dana to Host Conference Call at 9 a.m. Today

Dana will discuss its full-year and fourth-quarter results in a conference call at 9 a.m. EST today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 2947329 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m. EST.

An audio recording of the webcast will be available after 5 p.m. EST on Feb. 15 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 2947329. A webcast replay will also be available after 5 p.m. EST and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Adjusted free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities excluding voluntary pension contributions, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Adjusted free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,”

“plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, and off-highway markets, as well as industrial and stationary equipment applications. Founded in 1904, Dana employs more than 30,000 people in 33 countries on six continents who are committed to delivering long-term value to customers. The company reported sales of $8.1 billion in 2018. Based in Maumee, Ohio, USA, the company’s operations in Northwest Ohio and Southeast Michigan were selected as a Top Workplace for the last three years by The (Toledo) Blade and its research partner, Energage. For more information, please visit www.dana.com. ###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended December 31, 2018 and 2017

(In millions, except per share amounts)	Three Months Ended December 31,
	2018	2017
Net sales	$1,973	$1,837
Costs and expenses
Cost of sales	1,717	1,581
Selling, general and administrative expenses	116	131
Amortization of intangibles	2	2
Restructuring charges, net	8
Loss on disposal group held for sale		(27)
Other expense, net	(10)	(4)

Earnings before interest and income taxes	120	92
Interest income	3	3
Interest expense	25	23

Earnings before income taxes	98	72
Income tax expense	3	189
Equity in earnings of affiliates	11	7

Net income (loss)	106	(110)
Less: Noncontrolling interests net income (loss)	7	(3)
Less: Redeemable noncontrolling interests net loss	(1)	(3)

Net income (loss) attributable to the parent company	$100	$(104)

Net income (loss) per share available to common stockholders
Basic	$0.69	$(0.74)
Diluted	$0.69	$(0.74)

Weighted-average shares outstanding - Basic	144.8	145.4
Weighted-average shares outstanding - Diluted	145.8	145.4

DANA INCORPORATED

Consolidated Statement of Operations

For the Year Ended December 31, 2018 and 2017

(In millions, except per share amounts)	Year Ended December 31,
	2018	2017
Net sales	$8,143	$7,209
Costs and expenses
Cost of sales	6,986	6,143
Selling, general and administrative expenses	499	508
Amortization of intangibles	8	11
Restructuring charges, net	25	14
Impairment of indefinite-lived intangible asset	(20)
Gain (loss) on disposal group held for sale	3	(27)
Other expense, net	(29)	(16)

Earnings before interest and income taxes	579	490
Loss on extinguishment of debt		(19)
Interest income	11	11
Interest expense	96	102

Earnings before income taxes	494	380
Income tax expense	78	283
Equity in earnings of affiliates	24	19

Net income	440	116
Less: Noncontrolling interests net income	13	10
Less: Redeemable noncontrolling interests net loss		(5)

Net income attributable to the parent company	$427	$111

Net income per share available to common stockholders
Basic	$2.94	$0.72
Diluted	$2.91	$0.71

Weighted-average shares outstanding - Basic	145.0	145.1
Weighted-average shares outstanding - Diluted	146.5	146.9

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended December 31, 2018 and 2017

(In millions)	Three Months Ended December 31,
	2018	2017
Net income (loss)	$106	$(110)
Other comprehensive income (loss), net of tax:
Currency translation adjustments	2	(12)
Hedging gains and losses	21	(17)
Investment and other gains and losses		2
Defined benefit plans	(11)	(35)

Other comprehensive income (loss)	12	(62)

Total comprehensive income (loss)	118	(172)
Less: Comprehensive (income) loss attributable to noncontrolling interests	(7)	1
Less: Comprehensive loss attributable to redeemable noncontrolling interests	6	2

Comprehensive income (loss) attributable to the parent company	$117	$(169)

DANA INCORPORATED

Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2018 and 2017

(In millions)	Year Ended December 31,
	2018	2017
Net income	$440	$116
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(63)	(14)
Hedging gains and losses	10	(30)
Investment and other gains and losses		2
Defined benefit plans	23	(6)

Other comprehensive loss	(30)	(48)

Total comprehensive income	410	68
Less: Comprehensive income attributable to noncontrolling interests	(7)	(17)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	6	2

Comprehensive income attributable to the parent company	$409	$53

DANA INCORPORATED

Consolidated Balance Sheet

As of December 31, 2018 and December 31, 2017

(In millions, except share and per share amounts)	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$510	$603
Marketable securities	21	40
Accounts receivable
Trade, less allowance for doubtful accounts of $9 in 2018 and $8 in 2017	1,065	994
Other	178	172
Inventories	1,031	969
Other current assets	102	97
Current assets of disposal group held for sale		7

Total current assets	2,907	2,882
Goodwill	264	127
Intangibles	164	174
Deferred tax assets	445	420
Other noncurrent assets	80	71
Investments in affiliates	208	163
Property, plant and equipment, net	1,850	1,807

Total assets	$5,918	$5,644

Liabilities and equity
Current liabilities
Short-term debt	$8	$17
Current portion of long-term debt	20	23
Accounts payable	1,217	1,165
Accrued payroll and employee benefits	186	219
Taxes on income	47	53
Other accrued liabilities	269	220
Current liabilities of disposal group held for sale		5

Total current liabilities	1,747	1,702
Long-term debt, less debt issuance costs of $18 in 2018 and $22 in 2017	1,755	1,759
Pension and postretirement obligations	561	607
Other noncurrent liabilities	313	413
Noncurrent liabilities of disposal group held for sale		2

Total liabilities	4,376	4,483

Commitments and contingencies
Redeemable noncontrolling interests	100	47
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,663,403 and 144,984,050 shares outstanding	2	2
Additional paid-in capital	2,368	2,354
Retained earnings	456	86
Treasury stock, at cost (8,342,185 and 7,001,017 shares)	(119)	(87)
Accumulated other comprehensive loss	(1,362)	(1,342)

Total parent company stockholders’ equity	1,345	1,013
Noncontrolling interests	97	101

Total equity	1,442	1,114

Total liabilities and equity	$5,918	$5,644

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended December 31, 2018 and 2017

(In millions)	Three Months Ended December 31,
	2018	2017
Operating activities
Net income (loss)	$106	$(110)
Depreciation	73	58
Amortization of intangibles	2	3
Amortization of deferred financing charges	1	1
Earnings of affiliates, net of dividends received	(9)	(5)
Stock compensation expense	3	6
Deferred income taxes	(17)	169
Pension contributions, net	1	(2)
Loss on disposal group held for sale		27
Change in working capital	156	72
Change in other noncurrent assets and liabilities	(12)	(9)
Other, net	27	(17)

Net cash provided by operating activities	331	193

Investing activities
Purchases of property, plant and equipment	(90)	(142)
Acquisition of businesses, net of cash acquired	(2)	(3)
Purchases of marketable securities	(1)	(12)
Proceeds from sales of marketable securities	9
Proceeds from maturities of marketable securities	7	11

Net cash used in investing activities	(77)	(146)

Financing activities
Net change in short-term debt	(8)	6
Repayment of long-term debt	(5)
Deferred financing payments	(1)
Dividends paid to common stockholders	(15)	(9)
Distributions to noncontrolling interests	(35)	(5)
Contributions from noncontrolling interests	3
Other, net	3	1

Net cash used in financing activities	(58)	(7)

Net increase in cash, cash equivalents and restricted cash	196	40
Cash, cash equivalents and restricted cash – beginning of period	327	568
Effect of exchange rate changes on cash balances	(3)	2

Cash, cash equivalents and restricted cash – end of period	$520	$610

DANA INCORPORATED

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2018 and 2017

(In millions)	Year Ended December 31,
	2018	2017
Operating activities
Net income	$440	$116
Depreciation	260	220
Amortization of intangibles	10	13
Amortization of deferred financing charges	4	5
Call premium on debt		15
Write-off of deferred financing costs		4
Earnings of affiliates, net of dividends received	(4)	(3)
Stock compensation expense	16	23
Deferred income taxes	(64)	179
Pension contributions, net	3	(6)
Impairment of indefinite-lived intangible asset	20
Gain on sale of subsidiary		(3)
(Gain) loss on disposal group held for sale	(2)	27
Change in working capital	(113)	(8)
Change in other noncurrent assets and liabilities	(12)	(9)
Other, net	10	(19)

Net cash provided by operating activities	568	554

Investing activities
Purchases of property, plant and equipment	(325)	(393)
Acquisition of businesses, net of cash acquired	(153)	(185)
Proceeds from previous acquisition	9
Purchases of marketable securities	(37)	(35)
Proceeds from sales of marketable securities	15	1
Proceeds from maturities of marketable securities	37	27
Proceeds from sale of subsidiaries, net of cash disposed	(6)	3
Other, net	(2)	(1)

Net cash used in investing activities	(462)	(583)

Financing activities
Net change in short-term debt	(21)	(90)
Proceeds from long-term debt		676
Repayment of long-term debt	(13)	(640)
Call premium on debt		(15)
Deferred financing payments	(1)	(9)
Dividends paid to common stockholders	(58)	(35)
Distributions to noncontrolling interests	(42)	(12)
Contributions from noncontrolling interests	25
Payments to acquire redeemable noncontrolling interests	(43)
Repurchases of common stock	(25)
Other, net	(2)	5

Net cash used in financing activities	(180)	(120)

Net decrease in cash, cash equivalents and restricted cash	(74)	(149)
Cash, cash equivalents and restricted cash – beginning of period	610	716
Effect of exchange rate changes on cash balances	(16)	43

Cash, cash equivalents and restricted cash – end of period	$520	$610

DANA INCORPORATED

Reconciliation of Net Cash Provided by Operating Activities to

  Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

(In millions)	Three Months Ended December 31,
	2018		2017
Net cash provided by operating activities		$331		$193
Purchase of property, plant and equipment		(90)		(142)

Free cash flow		241		51
Discretionary pension contributions		—		—

Adjusted free cash flow		$241		$51

	Year Ended December 31,
	2018		2017
Net cash provided by operating activities		$568		$554
Purchase of property, plant and equipment		(325)		(393)

Free cash flow		243		161
Discretionary pension contributions		—		—

Adjusted free cash flow		$243		$161

	2019 Guidance
	Without ODS		With ODS*
Net cash provided by operating activities	~ $	520	~ $	525
Purchase of property, plant and equipment	~	(350)	~	(415)

Free cash flow		170		110
Discretionary pension contributions	~	165	~	165

Adjusted free cash flow	~ $	335	~ $	275

*	Guidance range with Oerlikon Drive Systems (ODS) assumes a March 1, 2019 transaction closing date.

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended December 31, 2018 and 2017

(In millions)	Three Months Ended December 31,
	2018	2017
Sales
Light Vehicle	$873	$803
Commercial Vehicle	395	355
Off-Highway	442	414
Power Technologies	263	265

Total Sales	$1,973	$1,837

Segment EBITDA
Light Vehicle	$101	$86
Commercial Vehicle	32	25
Off-Highway	65	55
Power Technologies	32	36

Total Segment EBITDA	230	202
Corporate expense and other items, net	(7)	(5)

Adjusted EBITDA	$223	$197

DANA INCORPORATED

Segment Sales and Segment EBITDA

For the Year Ended December 31, 2018 and 2017

(In millions)	Year Ended December 31,
	2018	2017
Sales
Light Vehicle	$3,575	$3,172
Commercial Vehicle	1,612	1,412
Off-Highway	1,844	1,521
Power Technologies	1,112	1,104

Total Sales	$8,143	$7,209

Segment EBITDA
Light Vehicle	$398	$359
Commercial Vehicle	146	116
Off-Highway	285	212
Power Technologies	149	168

Total Segment EBITDA	978	855
Corporate expense and other items, net	(21)	(20)

Adjusted EBITDA	$957	$835

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended December 31, 2018 and 2017

	Three Months Ended
(In millions)	December 31,
	2018	2017
Segment EBITDA	$230	$202
Corporate expense and other items, net	(7)	(5)

Adjusted EBITDA	223	197
Depreciation	(73)	(58)
Amortization of intangibles	(2)	(3)
Non-service cost components of pension and OPEB costs	(5)
Restructuring charges, net	(8)
Stock compensation expense	(3)	(6)
Strategic transaction expenses	(5)	(5)
Other items	(7)	(6)
Loss on disposal group held for sale		(27)

Earnings before interest and income taxes	120	92
Interest expense	25	23
Interest income	3	3

Earnings before income taxes	98	72
Income tax expense	3	189
Equity in earnings of affiliates	11	7

Net income (loss)	$106	$(110)

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income

For the Year Ended December 31, 2018 and 2017

	Year Ended
(In millions)	December 31,
	2018	2017
Segment EBITDA	$978	$855
Corporate expense and other items, net	(21)	(20)

Adjusted EBITDA	957	835
Depreciation	(260)	(220)
Amortization of intangibles	(10)	(13)
Non-service cost components of pension and OPEB costs	(15)
Restructuring charges, net	(25)	(14)
Stock compensation expense	(16)	(23)
Strategic transaction expenses, net of transaction breakup fee income	(18)	(25)
Acquisition related inventory adjustments		(14)
Other items	(17)	(11)
Gain (loss) on disposal group held for sale	3	(27)
Impairment of indefinite-lived intangible asset	(20)
Amounts attributable to previously divested/closed operations		2

Earnings before interest and income taxes	579	490
Loss on extinguishment of debt		(19)
Interest expense	96	102
Interest income	11	11

Earnings before income taxes	494	380
Income tax expense	78	283
Equity in earnings of affiliates	24	19

Net income	$440	$116

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended December 31, 2018 and 2017

(In millions, except per share amounts)
	Three Months Ended December 31,
	2018	2017
Net income attributable to parent company	$100	$(104)
Items impacting income before income taxes:
Restructuring charges	8
Amortization of intangibles	2	3
Strategic transaction expenses	5	5
Loss on disposal group held for sale		27
Income on sale of subsidiary		(3)
Other items	3	5
Items impacting income taxes:
Net income tax expense on items above	(3)	(1)
U.S. tax reform legislation		186
Tax benefit attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	(5)	(27)
Tax benefit attributable to international legal entity reorganization, retroactive application of new tax authority administrative policy and permanent reinvestment assertions	(7)	8
Items impacting noncontrolling interests		(7)

Adjusted net income	$103	$92

Diluted shares - as reported	145.8	145.4
Adjustment - common stock equivalents	—	2.2

Adjusted diluted shares	145.8	147.6

Diluted adjusted EPS	$0.71	$0.62

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Year Ended December 31, 2018 and 2017

(In millions, except per share amounts)
	Year Ended December 31,
	2018	2017
Net income attributable to parent company	$427	$111
Items impacting income before income taxes:
Restructuring charges	25	14
Amortization of intangibles	10	13
Strategic transaction expenses	18	25
Impairment of indefinite-lived intangible asset	20
Loss on extinguishment of debt		19
Loss on disposal group held for sale		27
Income on sale of subsidiary		(3)
Acquisition related inventory adjustments		14
Other items	6	8
Items impacting income taxes:
Net income tax expense on items above	(18)	(18)
U.S. tax reform legislation		186
Tax benefit attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	(51)	(27)
Tax benefit attributable to international legal entity reorganization, retroactive application of new tax authority administrative policy and permanent reinvestment assertions	(2)	8
Items impacting noncontrolling interests		(7)

Adjusted net income	$435	$370

Diluted shares - as reported	146.5	146.9

Adjusted diluted shares	146.5	146.9

Diluted adjusted EPS	$2.97	$2.52